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                                                                   Exhibit 10.16

                         GLOBAL TELESYSTEMS GROUP, INC
                            EQUITY COMPENSATION PLAN

                        RESTRICTED STOCK GRANT LETTER


Date of Grant: January 1, 1995

           Global TeleSystems Group, Inc. (the "Company") maintains the The Global TeleSystems Group, Inc. Equity Compensation Plan (the "Plan"), the purpose of which is to enable designated individuals to own common stock of the Company, par value $.0001 (the "Common Stock"). This Restricted Stock Grant is granted to Jan Loeber, the Senior Vice President-Hermes of the Company (the "Grantee") in accordance with the Plan. Capitalized terms used and not otherwise defined in this Grant Letter are used herein as defined in the Plan.

           1 .   Stock Grant. The Company hereby offers to the Grantee 20,000 shares of Common Stock (the "Granted Shares"). Subject to the Grantee's signifying acceptance of this offer (in the manner described in Section 2 below), the Company shall prepare and issue certificates representing the Granted Shares (the "Initial Share Certificates"), which shall be registered in the name of the Grantee, and which shall bear the following restrictive legend, in addition to such other legends as the Company may deem necessary or desirable under any

                               Restricted Shares

   The shares represented by this certificate are subject to the restrictions and other conditions contained in Global TeleSystems Group, Inc. Equity Compensation Plan (the "Plan") and the Grant Letter (the "Letter") delivered by the Company to the person named as the registered holder of this certificate, including certain rights of first refusal and restrictions on the sale, encumbrance or transfer of these shares. The Secretary of the Company will furnish to the holder hereof, without charge, a copy of the Plan and the Letter.

           2. Acceptance by Grantee; Escrow Agent. The Grantee shall signify acceptance of the Granted Shares by delivering to the Secretary of the Company, as escrow agent for the Company (the "Escrow Agent"): (i) an executed copy of the form of Acceptance of Grant attached as Annex A hereto; (ii) if the Grantee is a married individual, an executed copy of the Joinder Agreement attached as Annex C hereto and (iii) three forms of stock power, each signed in blank for completion by the Escrow Agent at the time of any transfer of any of the Granted Shares pursuant to this Grant Letter. Each of the Grantee and the Company waives any requirement that the signature of the Grantee on each such stock power be guaranteed. Upon receipt from the Grantee of the foregoing items, the Escrow Agent shall notify the proper officers of the Company and such officers promptly shall deposit the Initial Share Certificates with the Escrow Agent, to be held in accordance with the terms of this Grant.

           3.    Restrictions

           (a) Restriction Period. The restrictions on the sale, encumbrance and transfer of the Granted Shares which are described in Section 3(c) below shall lapse in accordance with Section 3(b) (relating to termination of employment with the Company) or 3(d) (relating to discretionary acceleration of lapse), or if earlier, on each of the second, third and fourth anniversaries of the Date of Grant with respect to a number of the Granted Shares equal to one-third of the Granted Shares on each such date. The period during which any portion of the Granted Shares actually remains subject to the restrictions of
Section 3(c) hereof is referred to in this Grant and in the Plan as the "Restriction Period" for such portion of the Granted Shares.
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            (b)  Requirement of Employment with Company. Upon (i) the voluntary termination of the Grantee's employment with the Company by the Grantee or (ii) the involuntary termination of the Grantee's employment with the Company for "Cause" during the Restriction Period of any of the Granted Shares, the Grantee shall forfeit all of the Granted Shares as to which the restrictions under
Section 3(c) hereof have not, on or before the effective date of such termination, lapsed pursuant to this Section 3. Upon such termination, the Escrow Agent is authorized to utilize the stock powers delivered by the Grantee pursuant to Section 2 hereof and to transfer all such forfeited shares to the Company. For purposes of this Grant, the effective date of termination of the Grantee's employment with the Company shall be the first day on which the Grantee no longer performs services for the Company. For purposes of this
Section 3(b), "Cause" shall have the same meaning as is set forth in the employment agreement between the Grantee and the Company and shall also include the failure of the Grantee to meet the performance expectations of the Board of Directors or the Chief Executive Officer of the Company.

           (c) Restrictions on Transfer; Shares Subject to Forfeiture. The Grantee shall not sell, assign, transfer, pledge or otherwise dispose of any portion of the Granted Shares at any time during the Restriction Period for such Granted Shares.

           (d)   Lapse of Restrictions.

                 (1) Except with respect to (i) any of the Granted Shares that are forfeited by the Grantee pursuant to Section 3(b) hereof, upon the expiration of the Restriction Period applicable under Section 3(a) hereof to a portion of the Granted Shares (the "Newly Released Shares"), all restrictions imposed under Section 3(c) of this Grant shall lapse with respect to such Newly Released Shares.

                 (2) In the event of the Grantee's death during the Restriction Period, the restrictions of Section 3(c) hereof shall lapse with respect to all of the Granted Shares which have not previously been forfeited by the Grantee and all such shares released from restriction shall be treated Newly Released Shares.

                 (3) In the event of the Grantee's "Total Disability" during the Restriction Period, the restrictions of Section 3(c) hereof shall lapse with respect to all of the Granted Shares which have not previously been forfeited by the Grantee and all such shares released from restriction shall be treated Newly Released Shares. For purposes of this Section 3(d), "Total Disability" shall have the same meaning as is set forth in the employment agreement between the Grantee and the Company.

                 (4) In the event of the involuntary termination of the Grantee's employment with the Company without Cause during the Restriction Period, the restrictions of Section 3(c) hereof shall lapse with respect to all of the Granted Shares which have not previously been forfeited by the Grantee and all such shares released from restriction shall be treated as Newly Released Shares.

                 (5) In the event of a Change of Control of the Company (as defined below) during the Restriction Period, the restrictions of
           Section 3(c) hereof shall lapse with respect to all of the Granted Shares which have not previously been forfeited by the Grantee and all such shares released from restriction shall be treated as Newly Released Shares; provided, however, that in the event of a Change of Control as defined in Section 3(d)(5)(i), the restrictions of
           Section 3(c) shall lapse with respect to all of the Granted Shares which have not previously been forfeited by the Grantee only at the discretion of the Compensation Committee of the Board of Directors of the Company. For purposes of this Section 3(d)(5), a Change of Control shall mean the happening of any of the following:

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                       (i)  When any "person", as such term is used in Sections
                 13(d) and 14(d) of the Exchange Act, other than the Company or an Affiliate of the Company (as defined in Rule 12b-2 under the Exchange Act) or any Company employee benefit plan (including any trustee of such plan acting as trustee) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing: (A) 50% or more of the combined voting power of the Company's then outstanding securities;
                 provided, however, that for purposes of the Section
                 3(d)(5)(i), the initial public offering of the Company's securities shall not constitute a Change of Control; and (B) 35% or more of the combined voting power of the Company's then outstanding securities subsequent to an initial public offering of equity securities of the Company; or

                       (ii) When, during any period of two consecutive years
                 during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board cease for any reason other than death to constitute at least a two-thirds majority thereof; provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of, at least two-thirds of the directors who were directors at the beginning of such period (either actually or by prior operation of this Section 3(d)(5)(ii)).

                 (6) Notwithstanding any other provision hereof, the Committee may, as it deems equitable, in its sole discretion, accelerate the date on which the restrictions of Section 3(c) hereof shall lapse with respect to any of the Granted Shares which have not previously been forfeited by the Grantee, and any such shares shall thereupon be treated as Newly Released Shares.

           (e) Delivery of Unrestricted Share Certificates. Promptly after the date on which restrictions lapse with respect to Newly Released Shares, the Escrow Agent shall (1) cancel the certificate representing such Newly Released Shares then held by the Escrow Agent in the Grantee's name, (2) issue and deliver to the Grantee a share certificate in the Grantee's name, which does not bear the restrictive legend recited in Section 1 hereof, but which may bear any other restrictive legend that the Company may then deem necessary or desirable under any applicable law, for the number of Newly Released Shares and
(3) issue and hold or continue to hold in escrow a share certificate or certificates in the Grantee's name, bearing the one or more restrictive legends recited and referred to in Section 1 hereof, representing any Granted Shares that then remain subject to restrictions hereunder. In the event of the Grantee's death, any share certificates shall be delivered to the Grantee's spouse, or if there shall be no spouse, to the legal representative of the Grantee's estate.

           (f) Non-assignability of Rights. No rights of the Grantee under any of Sections 1-3 of this Grant Letter may be assigned or transferred by the Grantee, except, in the event of the death of the Grantee, by will or by the laws of descent or distribution. Any attempt to assign, transfer, pledge or dispose of any Granted Shares which are then subject to the restrictions of
Section 3(c) hereof shall be contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon such restricted shares, shall be null and void and without effect.

           4.    "Market Stand-off" Agreement.

           (a) In connection with any underwritten public offering by the Company of its Common Stock pursuant to an effective registration statement filed under the Securities Act of 1933, including the Company's initial public offering, the Grantee shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions

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with respect to any shares of Common Stock without the prior written consent of the Company or its underwriters, for such period of time prior to and from and after the effective date of such registration statement as may be requested by the underwriters and agreed to by all of the members of the Board of Directors.

           (b) If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then, unless such event or change results in the termination of a outstanding Grants under the Plan, any new, substituted or additional securities distributed with respect to the Granted Shares shall be immediately subject to the provisions of this
Section 4, to the same extent that the Granted Shares, immediately prior thereto, shall have been covered by such provisions.

           (c) In order to enforce the provisions of this Section 4, the Company may impose stop/transfer instructions with respect to the Granted Shares (or other securities described in Section 4(b) above that shall have been distributed with respect thereto) until the end of the applicable stand-off period.

           5. Voting of Shares Dividends. Prior to the effective date on which the Restriction Period terminates with respect to any Granted Shares, the Grantee (and in the event of the Grantee's death, the Successors) shall not be entitled to vote any of the Granted Shares and or to receive any dividends payable to stockholders of record prior to such date.

           6. Withholding of Taxes. The Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold in respect of this Grant or to take whatever action it deems necessary to protect the interests of the Company in respect of such tax liabilities, including, without limitation, withholding a portion of the Granted Shares. The Company's obligation to issue or transfer the Granted Shares shall be conditioned upon the Grantee's compliance with the requirements of this Section to the satisfaction of the Committee.

           7.    No Contract for Employment

           (a) Nothing contained in this Grant Letter shall be deemed to require the Company to continue the Grantee's employment by the Company. Except as may be provided in a written employment contract executed by a duly authorized officer of the Company and approved by the Board, the Grantee shall at all times be an employee-at-will of the Company and the Company may discharge the Grantee at any time for any reason, with or without cause, and with or without severance compensation.

           (b) From time to time, the Company may distribute employee manuals or handbooks, and officers or other representatives of the Company may make written or oral statements relating to the Company's policies and procedures. Such manuals, handbooks and statements are intended only for the general guidance of employees. No policies, procedures or statements of any nature by or on behalf of the Company (whether written or oral, and whether or not contained in any formal employee manual or handbook) shall be construed to modify this Grant Letter (including without limitation Section 7(a) above) or to create express or implied obligations to the Grantee of any nature.

           8. Administration. This Grant is made pursuant to the terms, conditions and other provisions of the Plan as in effect on the Date of Grant, and as the Plan may be amended from time to time in accordance with Section 7 of the Plan. All questions of interpretation and application of the Plan and of any grant under the Plan (including this Grant) shall be determined by the Committee in its discretion, and such determination shall be final and binding upon all persons. The validity, construction and effect of this Grant shall be determined in

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accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                                       GLOBAL TELESYSTEMS GROUP, INC.

Attest:

[/s/ [ILLEGIBLE]]                      By  /s/ Neil S. Molberger
--------------------------               --------------------------------

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                                                                         ANNEX A

                              ACCEPTANCE OF GRANT

           The Grantee acknowledges and agrees with the terms and conditions of the attached Grant Letter dated January 1, 1996 pursuant to which the Grantee has been granted 20,000 shares of the Company's Common Stock, and as a condition to the issuance of the Granted Shares, hereby represents and warrants to the Company as follows:

           1. Investment. The Grantee represents that Grantee is acquiring the Granted Shares Grantee's own account for investment and not with a view to, or for sale in connection with, any distribution of the Granted Shares or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the Granted Shares or any portion thereof in any transaction other than a transaction exempt from registration under the Securities Act of 1933, as amended (the "1933 Act"). The Grantee represents that the entire legal and beneficial interest in the Granted Shares is being acquired, and will be held, for the Grantee's account only, and neither in whole or in part for any other person.

           2. Information Concerning Company. The Grantee has heretofore discussed with officers and directors of the Company the plans, operations and financial condition of the Company and has heretofore received all such information as the Grantee has deemed necessary and appropriate, and the Grantee has received satisfactory and complete information concerning the business and financial condition of the Company in response to all inquiries in respect thereof.

           3. Economic Risk. The Grantee understands that the Granted Shares are a highly speculative investment involving a high degree of risk. The Grantee is able, without impairing his financial condition, to hold the Granted Shares for an indefinite period of time and to suffer a complete loss of such investment.

           4.    Restricted Securities

           a. The Grantee understands that the Granted Shares have not been registered under the 1933 Act and are characterized as "restricted securities" under the 1933 Act and applicable regulations inasmuch as they are being acquired from the Company pursuant to the Plan and that the Granted Shares may not be resold without registration under the 1933 Act except in certain limited circumstances.

           b. The Grantee is familiar with Rules 144 and 701 under the 1933 Act, which provide for the resale of restricted securities. In its present form, Rule 144 generally provides that routine sales of restricted securities may be made in reliance thereon if (1) such securities must have been beneficially owned for a period of at least two years by the person for whose account they are sold, (2) the amount sold does not exceed in any three-month period the greater of one percent of the class outstanding or the average weekly volume reported on all exchanges or quotation systems during the four weeks preceding the filing of the required notice of sale, (3) adequate information is available to the public in regard to the issuer of the securities and (4) a notice of the sale on Form 144 is duly filed. The Company has not yet determined whether it will make available to the public the information necessary to enable the Grantee to make sales of securities under Rule 144 and, hence, even if the other requirements of Rule 144 have been met, the Grantee may not be able to resell the Granted Shares. In its present form, Rule 701 eliminates some of the restrictions otherwise imposed under Rule 144 in respect of the resale of restricted securities that are acquired pursuant to a written compensation agreement with the issuer, such as the Consulting Agreement. The Grantee acknowledges and agrees that the Grantee should consult counsel regarding any proposed resale of the Granted Shares.

           5. Disposition of Shares. The Grantee hereby agrees not make any disposition of all or any of the Granted Shares unless and until the Grantee shall have:

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           a.    notified the Company of the proposed disposition and provided a written summary of the terms and conditions thereof;

           b. complied with all requirements of this Agreement applicable to the disposition of the Granted Shares; and

           c. provided the Company an opinion of counsel in form and substance satisfactory to the Company, that (1) the proposed disposition does not require registration of the Granted Shares under the 1933 Act, (2) all actions necessary or appropriate for compliance with the registration requirements of the 1933 Act and any applicable "blue sky" laws have been taken or (3) all actions necessary or appropriate for compliance with any exemption from registration available under the 1933 Act (including Rule 144) and any applicable "blue sky" laws have been taken.

           6. Legends. The Grantee understands that the certificates representing the Granted Shares may bear the following restrictive legends (in addition to any legend set forth in the Grant Letter):

                 a. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT, UNLESS, IN THE OPINION (WHICH SHALL BE IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY) OF COUNSEL SATISFACTORY TO THE COMPANY, SUCH REGISTRATION UNDER THE ACT IS NOT REQUIRED.

                 b. Any legends required by the securities or "blue sky" laws of any state.

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           7.    Section 83(b) Election. The Grantee understands that under
Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), the difference between the value of the the Granted Shares and their fair market value on the date when the Restriction Period lapses will be reportable as ordinary income at such time. The Grantee understands that, in lieu of the foregoing, the Grantee may elect to be taxed at the time the Granted Shares are acquired hereunder on the difference between the fair market value of the Granted Shares and the purchase price paid therefor, by filing an election with the Internal Revenue Service pursuant to Section 83(b) of the Code within 30 days after the date of grant hereunder. If the fair market value of the Granted Shares on such date of grant equals the purchase price paid therefor (and thus no tax is payable), the election must be made to avoid adverse tax consequences in the future. The form for making this election is attached as Annex B hereto. The Grantee understands that a failure to make this filing within the 30-day period may result in the recognition of ordinary income by the Grantee (in the event the fair market value of the Granted Shares increases after the Date of Grant) as the Restriction Period lapses. THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE'S SOLE RESPONSIBILITY TO SEEK ADVICE REGARDING SECTION 83(B) AND TO DETERMINE WHETHER TO MAKE SUCH ELECTION. THE GRANTEE IS RELYING SOLELY ON THE GRANTEE'S ADVISORS WITH RESPECT TO ANY SECTION 83(B) ELECTION AND THE COMPANY SHALL HAVE NO RESPONSIBILITY OR LIABILITY IN CONNECTION THEREWITH.

           The Grantee, intending to be legally bound hereby, has executed this Acceptance of Grant on the date set forth below.

Dated: January 1, 1996                    /s/ Jan Loeber
                                         ----------------------------
                                            Jan Loeber

Witness: /s/ ILLEGIBLE
        --------------------

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                                                                         ANNEX C

                               JOINDER AGREEMENT

The undersigned, being the spouse of Jan Loeber (the "Grantee"), a holder of Common Stock of Global TeleSystems Group, Inc. (the "Company"), has read and understands the Global TeleSystems Group, Inc. Equity Compensation Plan (the "Plan") and the attached Grant Letter (the "Grant Letter") and Acceptance of Grant (the "Acceptance"), and, intending to be legally bound hereby, irrevocably agrees that she and her equitable or community property interests, if any, in the Granted Shares (as defined in the Grant Letter) shall be bound in all respects by the Plan, the Grant Letter and the Acceptance, as each such document may be amended from time to time in accordance with its terms.



Dated: January     ,   1996                      /s/ A. Kristin Loeber
                                             -------------------------------
                                             print name: A. Kristin Loeber

Witness: /s/ [ILLEGIBLE]
        ------------------------
          C. Puissant
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                                                                         ANNEX B

                  ELECTION TO INCLUDE THE VALUE OF RESTRICTED
                PROPERTY IN GROSS INCOME IN THE YEAR OF TRANSFER

           This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

           (1)   The person who performed the services is:

                       Name:
                       Address:

                       Taxpayer Ident. No.:
                       Taxable Year:

           (2) The property with respect which the election is being made is 20,000 shares of the common stock of Global Tel TeleSystems Group, Inc..

           (3)   The property was issued January 1, 1996.

           (4) The property is subject to a restriction period during which the property will be forfeited upon the voluntary termination of the taxpayer's employment with the issuer by the taxpayer or the involuntary termination of the taxpayer's employment with the issuer for "cause." The restriction period lapses on January 1, 1999.

           (5) The fair market value at the time of grant (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $15.40 per share.

           (6)   The amount paid for such property is $ 0.00 per share.

           (7) A copy of this statement was furnished to Global TeleSystems Group, Inc. for whom the taxpayer rendered the service underlying the transfer of property.

           (8)   This statement is executed as of _________________.


------------------------           -----------------------------
Spouse                             Grantee